Exhibit 3
SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of March 18, 2011, is by and among Advanced Environmental Recycling Technologies, Inc., a Delaware corporation with offices located at 914 N Jefferson Street, Springdale, Arkansas 72764 (the “Company”), and the investor listed on Schedule I attached hereto (the “Buyer”).

RECITALS

A.           The Company and Buyer are each executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           Buyer is the sole beneficial owner of those certain Adair County Industrial Authority Solid Waste Recovery Facilities Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2007 (the “2007 Bonds”) issued pursuant to that certain Indenture of Trust (the “2007 Indenture”), dated as of December 1, 2007, by and between Adair County Industrial Authority (the “County”) and Bank of Oklahoma, N.A., as trustee (in such capacity, the “2007 Trustee”).  The 2007 Bonds are secured by, among other things, the assignment of that certain Loan Agreement (the “2007 Loan Agreement”), dated as of December 1, 2007, by and between the Company and the County.  As of the date hereof, the aggregate outstanding principal and accrued interest owed in connection with the 2007 Bonds is $13,281,084.

C.           Buyer is the sole beneficial owner of those certain City of Springdale Arkansas, Industrial Development Refunding Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2008 (the “2008 Bonds” and together with the 2007 Bonds, the “Bonds”) issued pursuant to that certain Indenture of Trust (the “2008 Indenture”), dated as of February 1, 2008, by and between the City of Springdale, Arkansas (the “City”) and Bank of Oklahoma, N.A., as trustee (in such capacity, the “2008 Trustee” and together with its capacity as the 2007 Trustee, the “Trustee”)).  The 2008 Bonds are secured by, among other things the assignment of that certain Loan Agreement (the “2008 Loan Agreement” and together with the 2007 Indenture, the 2007 Loan Agreement, the 2008 Indenture, the “Bond Documents”), dated February 1, 2008, by and between the Company and the City.  As of the date hereof, the aggregate outstanding principal and accrued interest owed in connection with the 2008 Bonds is $10,436,409.

D.           Buyer is the beneficial owner of that certain Promissory Note (the “2009 Note” and together with the Bonds, the “Prior Debt”), dated July 1, 2009, issued by the Company in favor of Buyer (as assignee of Allstate Insurance Company), which 2009 Note is governed by that certain Amended Note Agreement (the “2009 Note Agreement”), dated July 1, 2009, between the Company and Buyer (as assignee of Allstate Insurance Company).  As of the date hereof, the aggregate outstanding principal and accrued interest owed in connection with the 2009 Note is $6,806,656.

E.           Buyer is the beneficial owner of that certain Secured Promissory Note (the “2010 Note”), dated December 20, 2010, issued by the Company in favor of Buyer, as amended by Amendment Number One to Secured Promissory Note dated February 15, 2011, which 2010 Note is secured by that certain Security Agreement (the “2010 Security Agreement”), dated December 20, 2010, made by the Company in favor of Buyer.  As of the date hereof, the aggregate outstanding principal and accrued interest owed in connection with the 2010 Note is $2,096,667.

F.           The Company has authorized the issuance of (i) Series A Term Loans, to be evidenced by Series A Notes, in the form attached hereto as Exhibit A-1 (the “Series A Notes”) in the aggregate original principal amount of $10,000,000, and (ii) Series B Term Loans, to be evidenced by Series B Notes in the form attached hereto as Exhibit A-2 (the “Series B Notes”), in the aggregate original principal amount of $9,000,000, all of which shall be governed by a Credit Agreement in the form attached hereto as Exhibit B (the “Credit Agreement”), and shall be secured by a grant of a security interest in all of the Company’s assets.

G.           The Company has also authorized a series of convertible preferred stock entitled the “Series E Convertible Preferred Stock” (the “Preferred Stock”), which Preferred Stock shall be convertible into shares of Class A Common Stock (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations (as defined below). The rights, preferences and other terms and provisions of the Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock in the form attached hereto as Exhibit C (the “Certificate of Designations”).

H.           Buyer wishes to acquire, and the Company wishes to issue, upon the terms and conditions stated in this Agreement, (i) Series A Notes in the aggregate original principal amount set forth opposite Buyer’s name in column (3) on Schedule I, representing deemed funding consideration with respect to Series A Term Loans under the Credit Agreement (the “Acquired Series A Notes”), in exchange for an aggregate of $10,000,000 of principal and accrued interest of the Bonds, (ii) Series B Notes in the aggregate original principal amount set forth opposite Buyer’s name in column (4) on Schedule I, representing deemed funding consideration with respect to Series B Term Loans under the Credit Agreement (the “Acquired Series B Notes” and together with the Acquired Series A Notes, the “Senior Notes”) in exchange for the 2010 Note, and (iii) the number of shares of Preferred Stock set forth opposite Buyer’s name in column (5) on Schedule I, in exchange for an aggregate of $20,524,149 of principal and accrued interest of the Prior Debt (consisting of (A) $13,717,493 of principal and accrued interest of the Bonds and (B) $6,806,656 of principal and accrued interest of the 2009 Note).

I.           At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

J.           The Company and the Buyer intend that the exchange by the Buyer under this Agreement of a portion of the Bonds for the Preferred Stock Consideration constitutes an exchange of such portion of the Bonds for the Preferred Stock Consideration pursuant to Section

351 of the Internal Revenue Code of 1986, as amended (the “Code”) in which no gain or loss is recognized (the “351 Exchange”) and shall not take any position inconsistent with such treatment.

K.           On the Closing Date, immediately following the acquisition by the Company of the Bonds pursuant to this Agreement, the Company shall transfer the Bonds to the applicable Trustee for cancellation of (i) the 2007 Indenture in accordance with Section 7.01 thereof, (ii) the 2008 Indenture in accordance with Section 7.01 thereof, (iii) the 2007 Loan Agreement in accordance with Section 3.02 thereof and (iv) the 2008 Loan Agreement in accordance with Section 3.02 thereof.

L.           The Senior Notes, the Preferred Stock and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1.	EXCHANGE AND CLOSING.

(a) Senior Notes and Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall deliver to Buyer, and Buyer shall receive from the Company on the Closing Date (as defined below), (i) the Acquired Series A Notes, (ii) the Acquired Series B Notes, and (iii) the number of shares of Preferred Stock set forth opposite Buyer’s name in column (5) on Schedule I.

(b)           Closing. The closing (the “Closing”) of the exchange of the Senior Notes and the Preferred Stock for the Prior Debt and the 2010 Note by Buyer shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 191 N. Wacker Drive, 30th Floor, Chicago, Illinois 60606.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)           Consideration.

(i)
The aggregate consideration for the Acquired Series A Notes shall be delivery to the Company of an aggregate of $10,000,000 of principal and accrued interest of the Prior Debt (consisting of (A) $6,806,656 of principal and accrued interest of the 2009 Note and (B) $3,193,344 of principal and accrued interest on the Bonds) (the “Series A Notes Consideration”).

(ii)
The aggregate consideration for the Acquired Series B Notes shall be delivery to the Company of an aggregate of $2,096,667 of principal and accrued interest of the 2010 Note (the “Series B Notes Consideration”).

(iii)
The aggregate consideration for the number of shares of Preferred Stock set forth opposite Buyer’s name in column (5) on Schedule I shall be delivery to the Company of an aggregate of $20,524,149 of principal and accrued interest of the Bonds (the “Preferred Stock Consideration” and together with the Series A Notes Consideration and the Series B Notes Consideration, the “Aggregate Consideration”).

(e)           Delivery of Consideration and Senior Notes and Preferred Stock. On the Closing Date, (i) Buyer shall deliver the Aggregate Consideration to the Company for the Senior Notes and Preferred Stock to be issued and delivered to Buyer at the Closing, as follows: (x) by surrender of the 2009 Note and the 2010 Note and (y) by delivery of executed instructions to the Depository Trust & Clearing Corporation instructing that beneficial ownership of the Bonds be transferred to the Company, and (ii) the Company shall deliver to Buyer (A) the Acquired Series A Notes, (B) the Acquired Series B Notes, and (C) the number of shares of Preferred Stock set forth opposite Buyer’s name in column (5) on Schedule I, in all cases, duly executed on behalf of the Company and registered in the name of Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company that:

(a)           Organization; Authority. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           No Public Sale or Distribution. Buyer (i) is acquiring the Senior Notes and Preferred Stock and (ii) upon conversion of its Preferred Stock will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

(c)           Accredited Investor Status.  Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(e)           Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer, including the SEC Documents (as defined herein). Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)           No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)           Transfer or Resale. Buyer understands that except as provided in the Registration Rights Agreement and Section 4(g) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)           No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that:

(a)           Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). Other than the Persons set forth in Section 3(a) of the Disclosure Letter, dated as of the date hereof, delivered by the Company to the Buyer separately (the “Disclosure Letter”), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, excluding capital stock of a publicly-traded corporation only if such capital stock is held by the Company for passive investment purposes only, is less than five percent (5%) of the outstanding capital stock of such corporation and such capital stock is listed on an Eligible Market or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the issuance of the Preferred Stock and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Stock) have been duly authorized by the Company’s board of directors, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies, the filing of the Certificate of Designations with the Delaware Secretary of State, obtaining the required approval of the holders of the Series D Preferred Stock (as defined below) for the issuance of the Preferred Stock and the obtaining Stockholder Approval (as defined below)) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Credit Agreement, the Senior Notes, the Certificate of Designations, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below), the Advisory Agreement (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Issuance of Securities. The issuance of the Senior Notes and the Preferred Stock are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the obtaining of Stockholder Approval, the Company shall have reserved from its duly authorized capital stock not less than 133% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Stock (assuming for purposes hereof that the Preferred Stock is convertible at the initial Conversion Price (as defined in the Certificate of Designations)). Upon conversion in accordance with the Preferred Stock and upon obtaining Stockholder Approval, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”). Subject to the accuracy of the representations and warranties of Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Senior Notes, the Preferred Stock and, subject to the prior obtaining of Stockholder Approval, the Conversion Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or bylaws of any of its Subsidiaries, (ii) except as disclosed in Section 3(d) of the Disclosure Letter, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”) and including all applicable  federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent that such violations could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies, the filing of the Certificate of Designations with the Delaware Secretary of State, obtaining the required approval of the holders of the Series D Preferred Stock and obtaining Stockholder Approval), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The shares of Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock”), are not registered under the 1934 Act or listed or designated for quotation on any Eligible Market (as defined below) or the “pink sheets.”

(f)           Acknowledgment Regarding Buyer’s Receipt of Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not, prior to the date hereof, (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer’s receipt of the Securities. The Company further represents to Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)           No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Except for the Company’s retention of Stephens, Inc. to deliver a fairness opinion with respect to the transactions effectuated pursuant to the Transaction Documents, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)           No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings.

(i)           Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with this Agreement and the Certificate of Designations is, absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Buyer or any of its affiliates as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its
Subsidiaries.

(k)           SEC Documents; Financial Statements. Except as disclosed in Section 3(k) of the Disclosure Letter, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the

SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(l)           Absence of Certain Changes

. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K or as set forth in Section 3(l) of the Disclosure Letter, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) except as disclosed in Section 3(l)(iii) of the Disclosure Letter, made any capital expenditures, individually or in the aggregate, in excess of $50,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or, except as disclosed in Section 3(l) of the Disclosure Letter, any actual knowledge of any fact which would reasonably lead a creditor to do so. After taking into account the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m)           No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) except as described in Section 3(m) of the Disclosure Letter would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n)           Conduct of Business; Regulatory Permits. Except as disclosed in Section 3(n) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since January 1, 2010, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)           Transactions With Affiliates. Except as disclosed in Section 3(q) of the Disclosure Letter, none of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(r)           Equity Capitalization.  As of the date hereof, immediately following the consummation of the Closing, the authorized capital stock of the Company shall be as follows: (x) 125,000,000 shares of Common Stock, of which 87,363,907 shall be issued and outstanding and 649,000 shares shall be reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Preferred Stock) and 36,987,093 shall be reserved for issuance of the Conversion Shares, (y) 7,500,000 shares of Class B Common Stock, of which, 1,465,530 shall be issued and outstanding and no shares shall be reserved for issuance pursuant to Convertible Securities and (z) 5,000,000 shares of preferred stock, of which, 20,524.149  shall be issued and outstanding, and all such issued and outstanding shares of preferred stock will be classified as Series E Preferred Stock.  No shares of Common Stock, Class B Common Stock or preferred stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. (i) None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances granted or contracted for by the Company or any Subsidiary; (ii) except as disclosed in Section 3(r)(ii) of the Disclosure Letter, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company is a party relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries to which the Company is a party; (iii) except as disclosed in Section 3(r)(iii) of the Disclosure Letter, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) except as disclosed in Section 3(r)(iv) of the Disclosure Letter, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries;  (v) except pursuant to the Registration Rights Agreement and as disclosed in Section 3(r)(v) of the Disclosure Letter, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Section 3(r)(vi) of the Disclosure Letter, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) except as disclosed in Section 3(r)(vii) of the Disclosure Letter, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)           Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) except as disclosed in Section 3(s)(i) of the Disclosure Letter, has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect and with respect to which the other party(ies) are in default or are reasonably believed by the Company to be likely to violate or default under such contract, agreement or instrument, (iii) except as disclosed in Section 3(s)(iii) of the Disclosure Letter, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is reasonably expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all trade payables outstanding for more than sixty (60) days; (H) all class action accruals or debt-like accruals arising out of the ordinary course of business, (I) all indebtedness referred to in clauses (A) through (H) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(t)           Absence of Litigation.  Except as disclosed in Section 3(t)(i) of the Disclosure Letter, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or, except as disclosed in Section 3(t)(ii) of the Disclosure Letter, any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

(u)           Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)           Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)           Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except (i) as disclosed in Sections 3(w)(i) or (ii) of the Disclosure Letter such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use currently made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries. The assets of the Company and its Subsidiaries are adequate to conduct the business of the Company and its Subsidiaries as it is presently being conducted.

(x)           Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Except as disclosed in Section 3(x) of the Disclosure Letter, none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)           Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)           Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)           Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (subject to any available extensions), (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.

(bb)           Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)           Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(ee)           Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, Buyer has not been asked by the Company or any of its Subsidiaries to agree, nor has Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff)           Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in Section 3(ff) of the Disclosure Letter, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(gg)           U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by Buyer, shall become, a
“United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon Buyer’s request.

(hh)           Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be issued and delivered to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii)           Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)           Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(kk)           Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ll)           Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(mm)           No Additional Agreements. The Company does not have any agreement or understanding with Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(nn)           Illegal or Unauthorized Payments; Political Contributions.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(oo)           Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit,
Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(pp)           As of immediately prior to the transactions contemplated by this Agreement, the

Company’s Board of Directors has six (6) members.

(qq)           Disclosure. The Company understands and confirms that Buyer will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the Disclosure Letter, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct. Neither this Agreement, any Schedule or Exhibit to this Agreement, the Disclosure Letter nor any other statements, documents or certificates made or delivered in connection with the Closing contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the financial projections that have been provided to Buyer were prepared by the Company in good faith and on the basis of assumptions the Company believes reasonable and such projections reflect such assumptions and are the best currently available estimates by the Company. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.	COVENANTS.

(a)           Reasonable Commercial Efforts. Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status. Until the earlier to occur of (i) twelve (12) months after the first date on which none of the Senior Notes or Preferred Stock are outstanding, and (ii) the date on which Buyer shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)           Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e)           Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, the NYSE Amex, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market,  the Nasdaq Capital Market or the Nasdaq BX Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market unless the Company is concurrently causing the listing of the Common Stock on another Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)           Fees. The Company shall reimburse Buyer or its designee(s) for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all reasonable legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) in an amount not to exceed $600,000, which amount shall be paid by the Company at the Closing or upon termination of this Agreement on demand by Buyer so long as such termination did not occur as a result of a material breach by Buyer of any of its obligations hereunder (as the case may be). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Company shall also pay to the Buyer at Closing a structuring fee in the amount of $500,000 pursuant to the Advisory Agreement. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to Buyer.

(g)           Pledge of Securities. Notwithstanding anything to the contrary contained in Section 2(g), the Company acknowledges and agrees that the Securities may be pledged by Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if Buyer effects a pledge of Securities, then Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Buyer.

(h)           Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to Buyer disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or prior to the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Senior Notes, the form of Certificate of Designations and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company, its Subsidiaries nor Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, (x) the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release) and (y) after the issuance of the Press Release, Buyer shall be entitled, without the prior approval of the Company,  to make any press release or other public disclosure with respect to such transactions. Without the prior written consent of Buyer (which shall not be unreasonably withheld), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Buyer in any filing, announcement, release or otherwise, other than as set forth in the 8-K Filing and other securities or exchange filings and as required by applicable law or exchange rules.

(i)           Reservation of Shares. So long as any Preferred Stock remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 133% of the maximum number of shares of Common Stock issuable upon conversion of all the Preferred Stock (assuming for purposes hereof, that the Preferred Stock is convertible at the Conversion Price (as defined in the Certificate of Designation)); provided that prior to (but not following) the Stockholders Meeting, a default of this Section 4(i) shall not be deemed to have occurred if the Company has failed to reserve shares of Common Stock solely as a result of, and only to the extent that, the Company does not have sufficient authorized and unissued shares of Common Stock.  To the extent the Company does not otherwise have a sufficient number of shares of Common Stock reserved for issuance of the Conversion Shares, the Company shall take all necessary action to hold any shares of Common Stock in treasury in reservation for such Conversion Shares (which necessary action shall include passing specific board resolutions).

(j)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k)           Variable Rate Transaction. Until the later to occur of (i) none of the Senior Notes are outstanding or (ii) the Buyer owns less than twenty percent (20%) of the Company’s outstanding Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price (as defined in the Certificate of Designation)), the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an at-the-market offering) whereby the Company or any Subsidiary may sell securities at a future determined price. Without limiting Section 9(m), Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance without the posting of any bond or other security, which remedy shall be in addition to any right to collect damages.

(l)           Participation Right. From the date hereof through the date on which Buyer no longer owns at least twenty percent (20%) of the Company’s outstanding Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price (as defined in the Certificate of Designation)), neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4(l).

(i)           At least fifteen (15) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to Buyer a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement, (ii) a statement that the statement in clause (i) above does not constitute material, non-public information and (iii) a statement informing Buyer that it is entitled to receive an Offer Notice (as defined below)

with respect to such Subsequent Placement upon its written request. Upon the written request of Buyer within three (3) Trading Days after the Company’s delivery to Buyer of such Pre-Notice, and only upon a written request by Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with Buyer in accordance with the terms of the Offer such number of Offered Securities as equals the greater of (i) the Buyer’s ownership percentage of the Company’s Common Stock (as measured as of the Business Day prior to distribution of the Offer Notice and calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price (as defined in the Certificate of Designation)) or (ii) fifty-one percent (51%).

(ii)           To accept an Offer, in whole or in part, Buyer must deliver a written notice to the Company (a “Notice of Acceptance”) prior to the end of the tenth (10th) Business Day after Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Offered Securities that Buyer elects to purchase. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to Buyer a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after Buyer’s receipt of such new Offer Notice.

(iii)           The Company shall have twenty (20) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(l)(iii) above), then Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that

Buyer elected to purchase pursuant to Section 4(l)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyer pursuant to this Section 4(l) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to Buyer in accordance with Section 4(l)(i) above.

(v)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, Buyer shall acquire from the Company, and the Company shall issue to Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Buyer and its counsel.

(vi)           Any Offered Securities not acquired by Buyer or other Persons in accordance with this Section 4(l) may not be issued, sold or exchanged until they are again offered to Buyer under the procedures specified in this Agreement.

(vii)           The Company and Buyer agree that if Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby Buyer shall be required to agree to any restrictions on trading as to any securities of the Company (other than restrictions required by applicable securities laws on the resale of “restricted securities” (as that term is defined under Rule 144(a)(3)) being issued in the Subsequent Placement) or be required to consent to any amendment to or termination of, or grant any waiver or release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii)           Notwithstanding anything to the contrary in this Section 4(l) and unless otherwise agreed to by Buyer, the Company shall either confirm in writing to Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that Buyer will not be in possession of any material, non-public information, by the twentieth (20th) Business Day following delivery of the Offer Notice. If by such twentieth (20th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by Buyer, such transaction shall be deemed to have been abandoned and Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide Buyer with another Offer Notice and Buyer will again have the right of participation set forth in this Section 4(l). The Company shall not be permitted to deliver more than one Offer Notice to Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(l)(ii).

(ix)           The restrictions contained in this Section 4(l) shall not apply in connection with the issuance of (A) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects Buyer; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the exercise or conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects Buyer;  and (C) the Conversion Shares (each of the foregoing in clauses (A) through (C), collectively the “Excluded Securities”). “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such; provided that as long as the Buyer owns at least twenty five percent (25%) of the Company’s outstanding Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price (as defined in the Certificate of Designation)), the consent of the Buyer shall be required to approve any Approved Share Plan. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(m)           Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(n)           Restriction on Redemption and Cash Dividends. So long as any Senior Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company, other than dividends on the Preferred Stock.

(o)           Corporate Existence. So long as Buyer owns any Senior Notes or Preferred Stock, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Senior Notes.

(p)           D&O Insurance. So long as any shares of Preferred Stock remain outstanding, the Company shall maintain such director’s and officer’s insurance in such form, with such carrier and in such amounts as the Company currently maintains or as are otherwise reasonably acceptable to the holders of a majority of the Preferred Stock (the “D&O Insurance”). In the event the Company merges with another Person and is not the surviving corporation, or transfers all or substantially all of its assets to any Person or any other similar Fundamental Transaction occurs, the Company shall require, prior to the consummation of such transaction, that such successor Person deliver a written agreement, in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock, assuming the Company’s obligations herein to maintain such D&O Insurance with respect to the directors of the Company appointed by the holders of shares of Preferred Stock (the “Preferred Directors”) and to indemnify such Preferred Directors to the fullest extent permitted by Delaware law.

(q)           No Waiver of Voting Agreements. The Company shall not amend, waive or modify any provision of any of the Voting Agreements (as defined below).

(r)           Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be held no later than the Company’s annual meeting in 2011 (which shall be held no later than July 15, 2011) (the “Stockholder Meeting Deadline”), a proxy statement, substantially in a form which has been previously reviewed by Buyer and its counsel at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) amending the Certificate of Incorporation to authorize 400,000,000 additional shares of Common Stock (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable commercial efforts to solicit its stockholders’ approval of the Resolutions (which efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and to cause the board of directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable commercial efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause additional Stockholder Meetings to be held no later than the end of each calendar quarter thereafter until such Stockholder Approval is obtained.  The vote or proxy submitted by or on behalf of each holder of the Company’s outstanding Common Stock and preferred stock, including the outstanding Preferred Stock, shall be included for purposes of determining whether there is a quorum for conducting business at each such Stockholder Meeting and for purposes of determining whether the Resolutions receive Stockholder Approval.

(s)           351 Exchange.  The Company shall timely and properly report (including as set forth in Section 1.351-3 of the Treasury Regulations promulgated under the Code) the exchange of a portion of the Bonds for the Preferred Stock Consideration pursuant to this Agreement as a 351 Exchange and shall not take any position inconsistent with such treatment.

(t)           Cancellation of Bonds and Loan Agreement.  On the Closing Date, immediately following the acquisition by the Company of the Bonds pursuant to this Agreement, the Company  shall transfer the Bonds to the applicable Trustee for cancellation of (i) the 2007 Indenture in accordance with Section 7.01 thereof, (ii) the 2008 Indenture in accordance with Section 7.01 thereof, (iii) the 2007 Loan Agreement in accordance with Section 3.02 thereof and (iv) the 2008 Loan Agreement in accordance with Section 3.02 thereof.

(u)           Management Stock Plan.  As long as the Buyer owns at least twenty five percent (25%) of the Company’s outstanding Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price (as defined in the Certificate of Designation)), without the prior written consent of the Buyer, the Company shall not authorize any employee benefit plan pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)           Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Senior Notes and the Preferred Stock in which the Company shall record the name and address of the Person in whose name the Notes and the Preferred Stock have been issued (including the name and address of each transferee), the principal amount of the Senior Notes held by such Person, the number of shares of Preferred Stock held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Stock. The Company shall keep the register open and available at all times during business hours for inspection of Buyer or its legal representatives.

(b)           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to Buyer (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by Buyer to the Company upon conversion of the Preferred Stock. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to Buyer or such assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)           Legends. Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend other than the legend provided by Certificate of Designations Section 4(c)(vi) in the case of certificates for the Preferred Stock  or the legend required by the Voting Agreement (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Buyer provides the Company with an opinion of counsel to Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer, if applicable), together with any other deliveries from Buyer as may be required above in this Section 5(d), as directed by Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which Buyer shall be entitled to Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Buyer, a certificate representing such Securities that is free from all restrictive and other legends (except as otherwise expressly provided above), registered in the name of Buyer or its designee (the date by which such credit is so required to be made to the balance account of Buyer’s or Buyer’s nominee with DTC or such certificate is required to be delivered to Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e)           Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by Buyer that is free from all restrictive and other legends (except as otherwise expressly provided above) or (ii) credit the balance account of Buyer’s or Buyer’s nominee with DTC for such number of Conversion Shares so delivered to the Company and if on or after the Required Delivery Date Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Buyer of shares of Common Stock that Buyer anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to Buyer, the Company shall, within three (3) Trading Days after Buyer’s request and in Buyer’s sole discretion, either (i) pay cash to Buyer in an amount equal to Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to Buyer a certificate or certificates or credit Buyer’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to Buyer by the Required Delivery Date times (B) the Closing Sale Price (as defined in the Certificate of

Designation) of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

6.	CONDITIONS TO THE COMPANY’S OBLIGATIONS.

(a)           The obligation of the Company hereunder to issue and deliver the Senior Notes and Preferred Stock to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with written notice thereof:

(i)           Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           Buyer shall have delivered to the Company the Aggregate Consideration for the Senior Notes and Preferred Stock being acquired by Buyer at the Closing by (x) surrender of the 2009 Note and the 2010 Note, and (y) delivery of executed instructions to the Depository Trust & Clearing Corporation instructing that beneficial ownership of the Bonds be transferred to the Company,

(iii)           Each and every representation and warranty of Buyer shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

(iv)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.	CONDITIONS TO BUYER’S OBLIGATIONS.

(a)           The obligation of Buyer hereunder to exchange its existing Prior Debt and the 2010 Note for the Senior Notes and Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with written notice thereof:

(i)           The Company shall have duly executed and delivered to Buyer (I) each of the Transaction Documents to which it is a party, (II) the Acquired Series A Notes, (III) the Acquired Series B Notes, and (IV) the number of shares of Preferred Stock as is set forth across from Buyer’s name in column (5) of Schedule I.

(ii)           Buyer shall have received the opinion of Cox Smith Matthews Incorporated, the Company’s counsel, dated as of the Closing Date, in the form acceptable to Buyer.

(iii)           The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)           The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company in  such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v)           The Company shall have delivered to Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company  conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi)           The Company shall have delivered to Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(vii)           The Company shall have delivered to Buyer a certificate, in the form acceptable to Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer, (ii) resolutions (for the benefit of Buyer and all its affiliates) adopted by the Company’s board of directors exempting from Section 16(b) of the 1934 Act (in accordance with Rule 16b-3 promulgated by the SEC under the 1934 Act) all transactions that may arise out of any of the Transaction Documents or the Series D Preferred Stock in a form acceptable to Buyer, (iii) the Certificate of Incorporation, (iv) the Bylaws, each as in effect at the Closing, and (v) the number of shares of Class B Common Stock issued and outstanding on the day immediately preceding the Closing.

(viii)           Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date, and except as to trade payables scheduled in Sections  3(r)(iii) or 3(s)(i) of the Disclosure Letter which shall either have been incurred since the date hereof in the ordinary course of business or trade payables so scheduled on such sections of the Disclosure Letter which have become more than 60 days past due since the date of the Disclosure Letter) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer in the form acceptable to Buyer.

(ix)           The Company shall have delivered to Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the day immediately prior to the Closing.

(x)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(xi)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

(xii)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiii)           Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xiv)           The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(xv)           The Certificate of Designations shall have been filed with the Secretary of State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xvi)           [intentionally omitted]

(xvii)           The Company shall have duly executed and delivered to Buyer voting agreements (the “Voting Agreements”) by and between (i) the Company and Marjorie S. Brooks and (ii) the Company and each director and executive officer of the Company who, directly or indirectly, beneficially owns any Common Stock or Class B Common Stock, pursuant to which each such Person shall irrevocably agree to vote such securities in favor of the Resolutions at the Stockholder Meeting, whether in person or by proxy.

(xviii)           The Company shall have duly executed and delivered to Buyer an advisory agreement in the form acceptable to Buyer (the “Advisory Agreement”).

(xix)           Michael Phillips shall have been appointed as a director to the Company’s board of directors concurrently with the consummation of the transactions contemplated by this Agreement.

(xx)           The Company shall have amended its Indebtedness owed to Liberty on terms and conditions satisfactory to Buyer and identified by Buyer prior to the date hereof and the Buyer and Liberty shall have entered into an Intercreditor and Subordination Agreement on terms and conditions satisfactory to the Buyer in its sole discretion.

(xxi)           Without implication that it is required under applicable law or Section 203 of the Delaware General Corporation Law (“Section 203”), the Company’s board of directors shall have approved this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby (or which may arise related hereto or thereto) prior to the Company’s execution of this Agreement in accordance with applicable law and Section 203 such that the restrictions imposed by Section 203, all shareholder rights or similar plans and all applicable anti-takeover laws or provisions do not apply to Buyer or any of its affiliated or related persons or entities.

(xxii)           All outstanding shares of Series D Preferred Stock, and all accrued and unpaid dividends thereon, together with any and all of the warrants issued in connection with the Series D Convertible Preferred Stock Purchase Agreement, dated October 29, 2007, shall have been cancelled and exchanged for 36,313,376 shares of Common Stock pursuant to the Series D Preferred Stock Exchange Agreement dated concurrently herewith between the Company and the current record holders of such Series D Preferred Stock.

(xxiii)           Buyer shall be satisfied in its sole discretion with the results of its financial, business, accounting, tax and legal due diligence investigation of the Company and its Subsidiaries.

(xxiv)           Buyer shall have received evidence satisfactory in its sole discretion that the Company’s creditors holding trade debt which is more than 30 days past due are contractually obligated to settle such trade debt for forty percent (40%) or less of its face amount.

(xxv)           The Company shall have delivered the Disclosure Letter to the Buyer.

(xxvi)           The Company shall have received a written agreement from Tim Morrison waiving any cash bonus that he would be entitled to receive as a result of the transactions contemplated by this Agreement.

(xxvii)                      The Company shall have settled or otherwise formally resolved the lawsuit filed by Bank of America relating to its equipment leases with the Company, on terms and conditions reasonably satisfactory to Buyer, such that the lawsuit will be dismissed by Bank of America and the equipment leases with the Company shall be reinstated.

(xxviii)                      The Company and its Subsidiaries shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred on or prior to the three (3) month anniversary of the date hereof, then each of the Buyer and the Company shall have the right to terminate its respective obligations under this Agreement on or after the close of business on such date without liability to the other party. Buyer shall also have the right to terminate its obligations under this Agreement at any time on or after the date of this Agreement without any liability to the Company if Buyer is not satisfied in its sole discretion with the results of its financial, business, accounting, tax and legal due diligence investigation of the Company and its Subsidiaries.  Notwithstanding the foregoing, (i) the right to terminate this Agreement under the first sentence of this Section 8 shall not be available to Buyer or the Company, as the case may be, if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Person’s breach of this Agreement and (ii) no termination pursuant to this Section 8 shall affect any obligation of the Company under this Agreement to reimburse Buyer for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to Buyer, or collection by Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of Buyer and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)           Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between Buyer, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements Buyer has entered into with the Company or any of its subsidiaries prior to the date hereof with respect to any prior investment made by Buyer in the Company, waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and Buyer or such other Person (as the case may be) and all such agreements shall continue in full force and effect. Except as specifically set forth herein or in any other Transaction Document, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement with respect to the Senior Notes and Preferred Stock, Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by Buyer, any of its advisors or any of its representatives shall affect Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. Without limiting any other provision of this Agreement, it is expressly understood and agreed that no inquiries by Buyer or any of its affiliates, advisors or representatives nor any other due diligence investigation conducted by Buyer or any of its affiliates, advisors or representatives (including, without limitation, as contemplated by Section 2(e)) shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Advanced Environmental Recycling Technologies, Inc.
914 N. Jefferson
Springdale, Arkansas 72764
Telephone:  (479) 756-7400
Facsimile:  (479) 756-7410
Attention:  Chief Executive Officer

With a copy (for informational purposes only) to:

Cox Smith Matthews Incorporated
112 East Pecan Street
Suite 1800
San Antonio, TX 78205
Telephone:  (210) 554 -5500
Facsimile:  (210) 226-8395
Attention:  J. Patrick Ryan, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Telephone: (718) 921-8208
Facsimile: (718) 921-8335
Attention: Kevin Jennings

If to Buyer, to its address and facsimile number set forth on Schedule I, with copies to Buyer’s representatives as set forth on Schedule I,

with a copy (for informational purposes only) to:

Paul, Hastings, Janofsky & Walker LLP
191 N. Wacker Drive
30th Floor
Chicago, IL 60606
Telephone:  (312) 499-6000
Facsimile:  (312) 499-6100
Attention:  Amit Mehta, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Buyer, including, without limitation, by way of a Fundamental Transaction (as defined in the Senior Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Senior Notes). Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights only if such assignee is assigned at least twenty percent (20%) of the Senior Notes or Preferred Stock acquired by Buyer on the Closing Date.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)           Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification. In consideration of Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, provided that Buyer shall not be entitled to indemnification under clause (iii) above to the extent that the Indemnified Liabilities are caused solely by Buyer’s gross negligence or willful misconduct or for liabilities arising primarily from Buyer’s failure to comply in any material respect with SEC or other regulatory requirements imposed upon Buyer. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(m)           Remedies.  Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to Buyer. The Company therefore agrees that Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)           Payment Set Aside; Currency; Original Issue Discount. To the extent that the Company makes a payment or payments to Buyer hereunder or pursuant to any of the other Transaction Documents or Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:    /s/ Joe G. Brooks
Name: Joe G. Brooks
Title:  Chairman & CEO

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
H.I.G. AERT, LLC /s/ Michael Phillips By: Michael Phillips Its Authorized Signatory

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(7)
Buyer	Address and Facsimile Number	Original Principal Amount of Acquired Series A Note	Original Principal Amount of Acquired Series B Note	Number of shares of Preferred Stock	Legal Representative’s Address and Facsimile Number
H.I.G. AERT, LLC	c/o HIG Capital, LLC 855 Boylston Street, 11th Floor Boston, MA 02116 Attention: Michael Phillips Facsimile: (617) 262-1505	$10,000,000	$2,096.667	20,524.149	Paul, Hastings, Janofsky & Walker LLP 191 N. Wacker Drive, 30th Floor Chicago, Illinois 60606 Attention: Amit Mehta Facsimile: (312) 499-6017

Exhibit C

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES E CONVERTIBLE PREFERRED STOCK OF
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

I, Tim Morrison, hereby certify that I am the President of Advanced Environmental Recycling Technologies, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board on March 16, 2011, adopted the following resolutions creating a series of 30,000 shares of Preferred Stock designated as Series E Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board designates the Series E Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES E CONVERTIBLE PREFERRED STOCK

1.           Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”). The authorized number of shares of Series E Preferred stock shall be 30,000 shares. Each share of the Series E Preferred Stock shall have a par value of $0.01.

2.           Ranking. Except to the extent that the holders of at least a majority of the outstanding shares of Series E Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Sections 11(c)(i) and 11(c)(ii), all shares of capital stock of the Corporation shall be junior in rank to all shares of Series E Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be subject to the rights, powers, preferences and privileges of the shares of Series E Preferred Stock. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is of (i) senior rank to the shares of Series E Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”) or (ii) pari passu rank to the shares of Series E Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”). In the event of the merger or consolidation of the Corporation with or into another corporation, the shares of Series E Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3.           Dividends. From and after the first date of issuance of any shares of Series E Preferred Stock (the “Initial Issuance Date”), each holder of a share of Series E Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share equal to six percent (6%) per annum (the “Dividend Rate”) of the Stated Value (as defined below) in the manner provided below in this Section 3, including accrued and unpaid dividends, before any dividends shall be declared, set apart for or paid upon any Junior Stock or Parity Stock. Dividends on each share of Series E Preferred Stock shall (i) accrue daily at the Dividend Rate, (ii) commence accruing on the Initial Issuance Date, compounded quarterly, (iii) be computed on the basis of a 360-day year consisting of twelve 30-day months and (iv) be payable in shares of Series E Preferred Stock when and as declared by the Board. Dividends on the Series E Preferred Stock shall be cumulative and shall continue to accrue and compound whether or not declared.  “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events relating to the Series E Preferred Stock after the Initial Issuance Date.

4.           Conversion. Each share of Series E Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a)           Holder’s Conversion Right. At any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of shares of Series E Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b)           Conversion Rate. The number of shares of Common Stock issuable upon conversion of each share of Series E Preferred Stock pursuant to Section 4(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any shares of Series E Preferred Stock. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share.

(c)           Mechanics of Conversion. The conversion of each share of Series E Preferred Stock shall be conducted in the following manner:

(i)           Optional Conversion. To convert a share of Series E Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 4:00 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series E Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required by Section 4(c)(vi), within five (5) Trading Days following a conversion of any such Series E Preferred Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the share(s) of Series E Preferred Stock being converted (or comply with the procedures set forth in Section 14) (the “Preferred Share Certificates”).

(ii)           Corporation’s Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Corporation of such Conversion Notice, the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled.

If the number of shares of Series E Preferred Stock represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of shares of Series E Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of shares of Series E Preferred Stock not converted.

(iii)           Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv)           Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Corporation’s receipt of a Conversion Notice (whether via facsimile or otherwise), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the

Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any shares of Series E Preferred Stock (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any shares of Series E Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise; provided that prior to (but not following) the Corporation’s 2011 annual stockholders meeting, a Conversion Failure shall not be deemed to have occurred if the Corporation has failed to convert shares of Series E Preferred Stock to the extent, and only with respect to the shares of Series E Preferred Stock which cannot be converted as a result of, the Corporation does not have sufficient authorized and unissued shares of Common Stock. In addition to the foregoing, if within three (3) Trading Days after the Corporation’s receipt of a Conversion Notice (whether via facsimile or otherwise), the Corporation shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Corporation’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Corporation, then, in addition to all other rights and remedies available to such Holder, the Corporation shall, within three (3) Business Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate or credit such balance account (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(v)           Pro Rata Conversion; Disputes. In the event the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such shares of Series E Preferred Stock submitted for conversion, the Corporation shall convert from each Holder electing to have shares of Series E Preferred Stock converted on such date a pro rata amount of such Holder’s shares of Series E

Preferred Stock submitted for conversion on such date based on the number of shares of Series E Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series E Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of shares of Series E Preferred Stock, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(vi)           Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any shares of Series E Preferred Stock in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the shares of Series E Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series E Preferred Stock represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by Section 4(c)(i)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series E Preferred Stock upon physical surrender of any shares of Series E Preferred Stock. Each Holder and the Corporation shall maintain records showing the number of shares of Series E Preferred Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of the certificate representing the shares of Series E Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series E Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if shares of Series E Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the shares of Series E Preferred Stock unless such Holder first physically surrenders the certificate representing the shares of Series E Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series E Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series E Preferred Stock, the number of shares of Series E Preferred Stock represented by such certificate may be less than the number of shares of Series E Preferred Stock stated on the face thereof.  Each certificate for shares of Series E Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES E PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO
 SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d)           Taxes. The Corporation shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of shares of Series E Preferred Stock.

5.           Rights Upon Triggering Event.

(a)           Triggering Event. Each of the following events shall constitute a “Triggering Event”:

(i)           the Corporation’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or payment of the Buy-In Price when due or (B) written notice to any Holder (including, without limitation, by way of public announcement or through any of its agents) at any time of its intention not to comply, as required, with a request for conversion of any shares of Series E Preferred Stock that is requested in accordance with the provisions of this Certificate of Designations; or

(ii)           any Event of Default (as defined in the Notes) occurs under any of the Notes.

(b)           Notice of a Triggering Event; Redemption Right. Upon the occurrence of any Triggering Event, the Corporation shall within three (3) Business Days deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (a “Notice of Triggering Event”) to each Holder. At any time after the earlier of a Holder’s receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, such Holder may require the Corporation to redeem all or any portion of such Holder’s shares of Series E Preferred Stock by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Corporation, which Triggering Event Redemption Notice shall indicate the number of shares of Series E Preferred Stock that such Holder is electing to redeem. In addition to all other rights of such Holder contained herein, each share of Series E Preferred Stock subject to redemption by the Corporation pursuant to this Section 5(b) shall be redeemed by the Corporation at a price per share of Series E Preferred Stock equal to the greater of (i) the Conversion Amount of such share of Series E Preferred Stock and (ii) the product of (X) the Conversion Rate in effect at such time as such Holder delivers a Triggering Event Redemption Notice with respect to such Conversion Amount of such share of Series E Preferred Stock multiplied by (Y) the highest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Corporation makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 9. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series E Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. In the event of any Triggering Event resulting in the Corporation’s redemption of any shares of Series E Preferred Stock under this Section 5(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b)  is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 5, until the Triggering Event Redemption Price is paid in full, all shares of Series E Preferred Stock submitted for redemption under this Section 5(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4, and upon such conversion the Corporation’s obligations under this Section 5(b) shall terminate with regard to all shares so converted.

6.           Liquidation Preference.

(a)           Preferential Payment to Holders of Series E Preferred Stock. Upon any Liquidation Event (as defined below), each of the Holders shall be entitled to receive in cash out of the assets of the Corporation available for distribution to its stockholders, whether from capital or from earnings available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash with respect to each share of Series E Preferred Stock then held by the Holders equal to the greater of (x) the sum of (i) the Stated Value plus (ii) all accrued and unpaid Dividends and (y) the amount per share such Holder would receive if such Holder converted such share of Series E Preferred Stock into Common Stock immediately prior to such Liquidation Event. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the Holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the Holders of shares of Series E Preferred Stock and the holders any Parity Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. To the extent necessary, the Corporation shall cause such actions to be taken by any of its Subsidiaries (as defined below) so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 6(a). All the preferential amounts to be paid to the Holders under this Section 6(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the assets of the Corporation available for distribution to the holders of Junior Stock in connection with a Liquidation Event as to which this Section 6 applies. For purposes of this Certificate of Designations, a “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

(b)           Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders, the Holders will not be entitled to any further participation as such in any distribution of the remaining assets of the Corporation as holders of shares of Series E Preferred Stock.

(c)           Additional Rights. In the event the requirements of this Section 6 are not complied with, the Corporation shall forthwith either (i) cause such Liquidation Event to be postponed until such time as the requirements of this Section 6 have been complied with; or (ii) cancel such Liquidation Event, in which event the rights, powers, designations, preferences and privileges of the holders of the Series E Preferred Stock shall revert to and be the same as such rights, powers, designations, preferences and privileges existing immediately prior to the Liquidation Event.

7.           Rights Upon Issuance of Other Securities and Special Adjustments.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Initial Issuance Date, the Corporation issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding any Excluded Securities (as defined below) issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the Current Market Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Current Market Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately following such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to “CP1” below:

                                                   OB  +  (AC / CSP)
CP1  =    CCP  x    _________________
                             OA

CCP = the Conversion Price in effect immediately prior to such Dilutive Issuance

OB = the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such Dilutive Issuance

AC = the consideration, if any, received by the Corporation upon such Dilutive Issuance

CSP = the Closing Sale Price of the Common Stock on the date of issuance or sale or deemed issuance or sale of the shares of Common Stock in such Dilutive Issuance

OA = the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)           Issuance of Options.  If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option  minus (2) the sum of all amounts paid or payable by, or for the benefit of, the Corporation to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable by, or for the benefit of, the Corporation to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)           Calculation of Consideration Received. If any Option or Convertible Security is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Corporation minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor and not reduced by any standard and customary underwriter’s discounts or commissions, standard and customary selling agent commissions or expenses or other standard and customary reasonable expenses (but net of any amount or other consideration paid or payable to, or withheld by, any purchaser thereof or any of its affiliates). If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business (including goodwill) of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the applicable Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and such Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v)           Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi)           Application. If a Dilutive Issuance occurs that results in an adjustment to the Conversion Price and the exercise price or conversion price (as the case may be) of any other Options or Convertible Securities pursuant to the express terms thereof, then the only adjustment that shall be made under this Section 7(a) shall be the adjustment required to be made as a result of such Dilutive Issuance and no adjustment shall be made under this Section 7(a) with respect to any such adjustment made as a result of such Dilutive Issuance to the exercise price or conversion price (as the case may be) of any such Options or Convertible Securities.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7(a) or Section 8, if the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7(a) or Section 8, if the Corporation at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c)           Other Events. In the event that the Corporation (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holders from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders, provided that no such adjustment pursuant to Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if any Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Corporation’s board of directors and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Corporation.

8.           Rights Upon Fundamental Transaction.

(a)           Receipt of Consideration. Prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of the shares of Series E Preferred Stock held by such Holder: (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Fundamental Transaction or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Fundamental Transaction in such amounts as such Holder would have been entitled to receive had the Series E Preferred Stock held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.

(b)           Notice of a Fundamental Transaction; Redemption Right. No later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after a Holder’s receipt of a Fundamental Transaction Notice or such Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, such Holder may require (other than with respect to a Fundamental Transaction that occurs solely as a result of clause (i)(5) of the definition thereof) the Corporation to redeem all or any portion of such Holder’s shares of Series E Preferred Stock by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Corporation, which Fundamental Transaction Redemption Notice shall indicate the number of shares of Series E Preferred Stock that such Holder is electing to redeem. Each share of Series E Preferred Stock subject to redemption pursuant to this Section 8(b) shall be redeemed by the Corporation in cash at a price per share of Series E Preferred Stock equal to the Conversion Amount thereof (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 8(b) shall be made in accordance with the provisions of Section 9 and shall have priority to payments to stockholders of Junior Stock in connection with such Fundamental Transaction. To the extent redemptions required by this Section 8(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series E Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. In the event of a Fundamental Transaction resulting in the Corporation’s redemption of any portion of the shares of Series E Preferred Stock under this Section 8(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 8(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 8(b), until the Fundamental Transaction Redemption Price is paid in full, the shares of Series E Preferred Stock submitted by such Holder for redemption under this Section 8(b) may be converted, in whole or in part, by such Holder pursuant to Section 4 into Common Stock or in the event the Conversion Date is after the consummation of such Fundamental Transaction, Common Stock, securities and/or other assets (as applicable) as contemplated by Section 8(a), and upon such conversion the Corporation’s obligations under this Section 8(b) shall terminate with regard to all shares so converted.

(c)           Application. The provisions of this Section 8 shall apply similarly and equally to successive Fundamental Transactions.

9.           Redemptions by Holders.

(a)           Mechanics. The Corporation shall deliver the applicable Triggering Event Redemption Price to the applicable Holder in cash within three (3) Business Days after the Corporation’s receipt of the applicable Holder’s Triggering Event Redemption Notice. If a Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 8(b), the Corporation shall deliver the applicable Fundamental Transaction Redemption Price to such Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received at least one (1) Business Day prior to the consummation of such Fundamental Transaction and within three (3) Business Days after the Corporation’s receipt of such notice otherwise. In the event that the Corporation does not pay the applicable Redemption Price to the applicable Holder within the time period required, at any time thereafter and until the Corporation pays such unpaid Redemption Price in full, the applicable Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder any or all of the shares of Series E Preferred Stock that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid. Upon the Corporation’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to the shares of Series E Preferred Stock specified in such notice and (y) the Corporation shall immediately return the shares of Series E Preferred Stock specified in such notice to the applicable Holder. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Corporation’s obligations to make any payments of interest which have accrued prior to the date of such notice with respect to the applicable Redemption Amount subject to such notice. Interest shall accrue at the rate of 1% per month (prorated for partial months) on all Redemption Amounts that are not paid when due until such Redemption Amounts are paid in full and the Corporation shall pay such accrued interest to the applicable Holder at the time the applicable Redemption Amount is paid in full to such Holder.

(b)           Notice of Redemptions. Upon the Corporation’s receipt of any Redemption Notice from any of the Holders, the Corporation shall immediately, but no later than three (3) Business Days after its receipt thereof, forward to each of the other Holders by facsimile a copy of such notice. If the Corporation receives more than one (1) Redemption Notice during the seven (7) Business Day period beginning on and including the date of the Corporation’s receipt of the first Redemption Notice and the Corporation is unable to redeem all of the shares of Series E Preferred Stock designated in all Redemption Notices received during such seven (7) Business Day period, then the Corporation shall redeem a pro rata amount from each Holder from who the Corporation received Redemption Notices during such seven (7) Business Day period based on the number of shares of Series E Preferred Stock submitted for redemption pursuant to such Redemption Notices by each such Holder relative to the aggregate number of shares of Series E Preferred Stock submitted for redemption pursuant to such Redemption Notices.

10.           Rights Upon Issuance of Purchase Rights. In addition to any adjustments pursuant to Section 7 above, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the shares of Series E Preferred Stock held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

11.           Voting Rights.

(a)           General. The holders of Series E Preferred Stock shall be entitled to written notice of all meetings of stockholders or written consents (and copies of proxy materials and other information sent to stockholders) in accordance with the Corporation’s bylaws (the “Bylaws”) and the DGCL. On any matter (other than the election of the Series E Directors, which is addressed by Section 11(b) hereof) presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), the holders of outstanding shares of Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series E Preferred Stock would be convertible under the circumstances described in Section 4 hereof on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as provided by law or as expressly contemplated by the other provisions of this Certificate of Designations (including, without limitation, Sections 11(b) and 11(c) below), holders of Series E Preferred Stock shall vote together with the holders of Common Stock and the holders of any other capital stock entitled to vote on such matters as a single class.

(b)           Election of Directors. In addition to the voting rights provided in Section 11(a), the holders of Series E Preferred Stock shall have the exclusive right, voting separately as a single class, to elect (i) for so long as there remain outstanding shares of Series E Preferred Stock representing at least twenty percent (20%) of the outstanding shares of Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price), four (4) of the Corporation’s seven (7) directors and (ii) for as long as any shares of Series E Preferred Stock remain outstanding but such outstanding shares of Series E Preferred Stock do not satisfy the provisions of clause (i) above, one (1) of the Corporation’s seven (7) directors (such directors elected pursuant to this sentence are referred to herein as the “Series E Directors”).  Each committee of the Board shall include at least one (1) Series E Director. All Series E Directors shall be elected by the affirmative vote of the Required Holders either at meetings of stockholders at which directors are elected, a special meeting of holders of Series E Preferred Stock or by written consent without a meeting in accordance with the DGCL. Each Series E Director so elected shall serve for a term of one (1) year and until such Series E Director’s successor is elected and qualified, subject to such Series E Director’s earlier death, resignation or removal. Any vacancy in the position of a Series E Director may be filled only by the holders of the Series E Preferred Stock. Each Series E Director may, during such Series E Director’s term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series E Preferred Stock called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders. Any vacancy created by such removal may also be filled at such meeting or by such consent.

(c)           Series E Preferred Stock Protective Provisions. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, the Corporation shall not (and the Corporation shall not permit any Subsidiary of which it owns, directly or indirectly, twenty percent (20%) or more of the voting securities (each a “Controlled Subsidiary”) and shall use its reasonable best efforts to not permit any other Subsidiary to):

(i)           create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock or other equity interest unless the same ranks junior to the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, subject to clause (ii) below;

(ii)           create, or authorize the creation of, or issue or obligate itself to issue shares of, any Junior Stock requiring redemption or repayment of such Junior Stock;

(iii)           issue any shares of Series E Preferred Stock other than pursuant to the Securities Agreement;

(iv)           authorize, adopt or file any certificate of designations or articles or certificate of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

(v)           authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets or stock of the Corporation or any Subsidiary; (b) any merger or consolidation or other reorganization of the Corporation or any

Subsidiary with or into another Person, (c) the acquisition by the Corporation or any Subsidiary of another Person by means of a purchase of all or substantially all of the capital stock or other equity interests or assets of such Person or (d) a liquidation, winding up, dissolution or adoption of any plan for the same, or consent to any of the foregoing;

(vi)           amend, alter or repeal any provision of, or add any provision to, the Bylaws or the Certificate of Incorporation (by means of amendment or by merger, consolidation or otherwise) that would adversely affect any of the holders of Series E Preferred Stock in any manner;

(vii)           increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(viii)           authorize, adopt or implement any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision or other provision relating to accumulations of beneficial ownership of securities of the Corporation or a change in control of the Corporation or any of its Subsidiaries under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Holder or any of its affiliates;

(ix)           amend, alter or repeal the preferences, privileges, rights or other powers of the Series E Preferred Stock so as to affect adversely the Series E Preferred Stock (including, without limitation, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, which shall be deemed so to affect adversely the Series E Preferred Stock);

(x)           issue any indebtedness (other than asset based revolving lines of credit) which exceed $3,000,000 in the aggregate;

(xi)           take any other action or agree to take any action that adversely affects any of the terms or any of the rights, powers, preferences or privileges of the holders of the Series E Preferred Stock; or

(xii)           whether or not prohibited by the terms of the Series E Preferred Stock, circumvent a right of the Series E Preferred Stock.

12.           Non-Redeemable; Maturity.

(a)           Non-Redeemable. Except as otherwise expressly contemplated by this Certificate of Designations (including, without limitation, Sections 5, 8, 9 and 12(a)), the shares of Series E Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of any of the Holders at any time.

(b)           No Maturity. The Series E Preferred Stock shall not be subject to any mandatory redemption, sinking fund or similar provisions.

13.           Authorized Shares.

(a)           Reservation.  Following the Corporation’s 2011 annual stockholders meeting, the Corporation shall have sufficient authorized and unissued shares of Common Stock for each of the shares of Series E Preferred Stock equal to 133% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each share of Series E Preferred Stock.  Without limiting the foregoing, so long as any of the shares of Series E Preferred Stock are outstanding, the Corporation shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the shares of Series E Preferred Stock then outstanding, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the shares of Series E Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series E Preferred Stock held by each Holder at the time of issuance of shares of Series E Preferred Stock or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s shares of Series E Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any shares of Series E Preferred Stock shall be allocated to the remaining Holders of shares of Series E Preferred Stock, pro rata based on the number of shares of Series E Preferred Stock then held by such Holders.

(b)           Insufficient Authorized Shares.  If, notwithstanding Section 13(a) and not in limitation thereof, at any time while any of the shares of Series E Preferred Stock remain outstanding the Corporation does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the shares of Series E Preferred Stock at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to have available the Required Amount for the shares of Series E Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred twenty (120) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; provided that such time period shall be extended an additional thirty (30) days in the event the Securities Exchange Commission initiates a review of the stockholder proxy. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal.

14.           Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing shares of Series E Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by a Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Corporation shall execute and deliver new certificate(s) of like tenor and date.

15.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate of Designations (including, without limitation, compliance with Section 7).

16.           Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series E Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series E

Preferred Stock and (iii) shall, so long as any shares of Series E Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the shares of Series E Preferred Stock.

17.           Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

18.           Participation. In addition to any adjustments pursuant to Section 7, each of the Holders shall, as holders of shares of Series E Preferred Stock, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if each such Holder had converted each share of Series E Preferred Stock held by such Holder into shares of Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock.

19.           Transfer of Series E Preferred Stock. A Holder may transfer its shares of Series E Preferred Stock at any time without the consent of the Corporation.

20.           Series E Preferred Stock Register.  The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series E Preferred Stock, in which the Corporation shall record the name, address and facsimile number of the Persons in whose name the shares of Series E Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series E Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

21.           Stockholder Matters; Amendment.

(a)           Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series E Preferred Stock may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent effected by written consent in lieu of a meeting.

(b)           Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose,

or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

22.           Notices. The Corporation shall provide each Holder of Series E Preferred Stock with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor; provided, however, that the provision by the Corporation to any Holder of Series E Preferred Stock of written notice of an action in accordance with any other notice requirements set forth in this Certificate of Designations with regard to such action shall constitute prompt written notice for purposes of this Section 22. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Securities Agreement.

23.           Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Closing Sale Price, Current Market Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price, the Corporation or the applicable Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or e-mail (i) within seven (7) Business Days after receipt of the applicable notice giving rise to such dispute to the Corporation or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If such Holder and the Corporation are unable to agree upon such determination or calculation within seven (7) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Corporation or such Holder (as the case may be), then the Corporation shall, within two (2) Business Days, submit via facsimile or e-mail (a) the disputed determination of the Conversion Price, the Closing Sale Price, Current Market Price or fair market value (as the case may be) to an independent, reputable investment bank selected by such Holder and approved by the Corporation or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to an independent, outside accountant (other than the Corporation’s or such Holder’s independent, outside accountant). The Corporation shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Corporation and such Holder of the results no later than twenty (20) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud.

24.           Defined Terms.

(a)           “1934 Act” Securities Exchange Act of 1934, as amended.

(b)            “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Corporation prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase

Common Stock may be issued to any employee, officer or director for services provided to the Corporation in their capacity as such; provided that so long as there remain outstanding shares of Series E Preferred Stock representing at least twenty five percent (25%) of the outstanding shares of Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price), the consent of the holders of a majority of the outstanding shares of Series E Preferred Stock shall be required to approve any Approved Share Plan.

(c)           “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(d)           “Bloomberg” means Bloomberg, L.P.

(e)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the applicable Holder. If the Corporation and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g)           “Common Stock” means (i) the Corporation’s shares of Class A common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed, exchanged or converted or any share capital resulting from a reclassification or recapitalization of such common stock.

(h)           “Common Stock Deemed Outstanding” means, as of the particular time of determination, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof (but (i) excluding any shares of Common Stock owned or held by or for the account of the Corporation, shares of Common Stock issuable under Options and Convertible Securities not then exercisable, exchangeable or convertible and shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock                                                                                                                                        and (ii) taking account of any limitations on exercise, exchange or conversion set forth in such Options or Convertible Securities).

(i)           “Conversion Amount” means, with respect to each share of Series E Preferred Stock, as of a particular date of determination, the sum of (1) the Stated Value thereof plus (2) all accrued and unpaid Dividends thereon.

(j)            “Conversion Price” means, as of any Conversion Date or other date of determination, $0.075, subject to adjustment as provided herein.

(k)           “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l)           “Current Market Price” shall mean the VWAP of the Common Stock for the ten (10) Trading Day period immediately preceding the applicable date of determination.

(m)           “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Nasdaq BX Market, or the Principal Market.

(n)           “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Corporation in their capacity as such pursuant to an Approved Share Plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; and (iii)  shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock.

(o)           “Fundamental Transaction” means that (i) the Corporation or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Corporation or any of its Subsidiaries is the surviving corporation) any other Person (excluding a merger or consolidation of a wholly-owned Subsidiary of the Corporation into the Corporation or another wholly-owned Subsidiary of the Corporation only if such merger or consolidation of such wholly-owned Subsidiary and the Corporation or such other wholly-owned Subsidiary (as applicable) does not involve any other Person), or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” (other than any Holder or any of its affiliates) or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) (other than any group of which any Holder or any of its affiliates is a member thereof) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

(p)           “Initial Issuance Date” means March 18, 2011.

(q)           “Notes” means the notes issued pursuant to the Securities Agreement, as may be amended from time to time (including all notes issued in exchange therefor or replacement thereof).

(r)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(s)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(t)           “Principal Market” means the OTC Bulletin Board.

(u)           “Redemption Notices” means, collectively, Triggering Event Redemption Notices and Fundamental Transaction Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(v)           “Redemption Prices” means, collectively, Triggering Event Redemption Prices and the Fundamental Transaction Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(w)           “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(x)           “Securities Agreement” means that certain Securities Purchase and Exchange Agreement, dated as of the Initial Issuance Date, by and between the Corporation and the investor listed therein, pursuant to which the Corporation issued the Notes and Series E Preferred Stock, as may be amended from time to time.

(y)           “Subsidiary” means any Person in which the Corporation, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, excluding (x) capital stock of a publicly-traded corporation only if such capital stock is held by the Corporation for passive investment purposes only, is less than five percent (5%) of the outstanding capital stock of such corporation and such capital stock is listed on an Eligible Market and (y) capital stock of a privately-held corporation only if such capital stock is held by the Corporation for passive investment purposes only, is less than ten percent (10%) of the outstanding capital stock of such corporation and (1) the fair market value of such capital stock and (2) the Corporation’s investment in such corporation (including, without limitation, the fair market value of all assets contributed thereto or therefor or all claims or other property exchanged, released or surrendered (as the case may be) in consideration for such capital stock), in each case, is less than $50,000, or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries.”

(z)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(aa)           “Voting Stock” of a Person means capital stock or other equity interests of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(bb)           “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Corporation and the applicable Holder. If the Corporation and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

25.           Tax Treatment. The Corporation covenants not to treat the Series E Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

26.           General Provisions.  In addition to the above provisions with respect to Series E Preferred Stock, such Series E Preferred Stock shall be subject to, and be entitled to the benefit of, the provisions set forth in the Certificate of Incorporation with respect to preferred stock of the Corporation generally.

27.           Corporate Opportunity. In accordance with the provisions of the DGCL Section 122(17), the Corporation hereby determines that it is in the best interests of the Corporation to renounce in advance any interest or expectancy of the Corporation in the following specified business opportunities and classes or categories of business opportunities: (i) any business opportunities presented to or originated by H.I.G. Capital Partners IV, L.P. (“HIG Capital”) and H.I.G. AERT, LLC (“HIG AERT”) (collectively, with their respective affiliates and the directors, officers, employees, agents and/or other representatives of HIG

Capital and HIG AERT and their affiliates, the “Fund Persons”); (ii) any business opportunities presented to or originated by any officer or director of the Corporation that is or was a director, officer, employee, agent and/or other representative of the Fund Persons; (iii) any business opportunities that are within the same line or type of business as conducted by any one or more of the Fund Persons on or prior to March 17, 2011 (collectively, the “Fund Business”); and/or (iv) any business opportunities that are related to, or evolve from, the Fund Business.

*           *           *           *           *

EXHIBIT I

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Advanced Environmental Recycling Technologies, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion: ___________________________________________________

Number of shares of Series E Preferred Stock to be converted: ___________________

Share certificate no(s). of Series E Preferred Stock to be converted: _______________

Tax ID Number (If applicable): ___________________________________________

Conversion Price: ____________________________________________________

Number of shares of Common Stock to be issued: ____________________________

Please issue the shares of Common Stock into which the shares of Series E Preferred Stock are being converted in the following name and to the following address:

Issue to: ___________________________________________________________
            ____________________________________________________

Address: ___________________________________________________________

Telephone Number: ___________________________________________________

Facsimile Number: ____________________________________________________

Holder: ____________________________________________________________

By: _______________________________________________________________
Title: ______________________________________________________________

Dated:

Account Number (if electronic book entry transfer): ___________________________

Transaction Code Number (if electronic book entry transfer): ____________________

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [                                ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 20__ from the Corporation and acknowledged and agreed to by [                              ].

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: _______________

Name: _____________
Title: ______________

The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of his own knowledge.

The undersigned has executed and acknowledged this certificate on March 17, 2011.

_______________________________
Tim Morrison
President of Advanced Environmental Recycling Technologies, Inc.